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                                                                 EXHIBIT 10.20.2

                          (HEARTLAND BANK LETTERHEAD)

July 30, 2003

Mr. Michael Miller
Chief Executive Officer
Mr. Jeffrey R. Nieder
Chief Financial Officer
Centennial Specialty Foods Corporation
400 Inverness Parkway, Suite 200
Englewood, Colorado 80112

RE:  $5,000,000 Revolving Line of Credit

Dear Mike and Jeff:

We are pleased to confirm that Heartland Bank's ("Bank") Loan Committee has approved a $5,000,000 Revolving Line of Credit Centennial Specialty Foods Corporation (Centennial) under the following terms and conditions.


1.  BORROWER:               Centennial Specialty Foods Corporation and any
                            subsidiaries deemed by Heartland to be material.

2.  PURPOSE:                Working Capital.

3.  LOAN AMOUNT             $5,000,000 Revolving Credit with availability based
    AND TYPE:               upon Borrowing Base.

4.  BORROWING               The Borrowing Base shall be the sum of 70% of the
    BASE:                   appraised value acceptable to the Bank of the real
                            estate located at 5590 High Street, Adams County, CO and 75% of eligible accounts receivable and 50% of finished goods inventory. In the event outstanding balance on loan exceeds Borrowing Base Availability, Borrower will immediately pay loan down to amount of Borrowing Base Availability.

5.  INTEREST RATE:          Heartland Bank Base Rate (currently 4.00%), floating
                            (adjusted daily as said Base Rate may change) +1.5%
                            with a floor of 5.5%


                                                                          [LOGO]

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Mr. Jeffrey R. Nieder
July 30, 2003
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6.   COMMITMENT FEE:       1% of Loan Amount (non-refundable) payable as
                           follows: 25,000 with the signed commitment letter (Centennial to be given credit for $5,000 already paid) and balance due at the earlier of IPO, Closing of this loan or December 31, 2003. Any and all fees paid or payable to Lender at or before Closing have been and will be earned by Lender and are not refundable to Borrower for any reason, whether or not Closing occurs.

7.   NON-USAGE FEE:        1/2 of 1% on unused balance computed quarterly in
                           arrears.

8.   MATURITY:             Three years from Closing.

9.   AMORTIZATION:         N/A

10.  LOAN PAYMENTS:        Monthly interest only payments beginning the first of
                           the month following closing with the outstanding balance due at maturity.

11.  CLOSING:              The closing of the proposed loan shall occur on a
                           date agreed by Borrower and Bank, but not later than December 31, 2003.

12.  SECURITY:             As collateral for the Loan, Borrower agrees to grant
                           the Bank a first mortgage on Centennial's Plant located at 5500 High Street, Adams County, CO, and a first lien security interest in all accounts receivable, inventory, intangible assets and assignment of operating agreement between Centennial and Hoopeston.

13.  APPRAISAL:            A complete self-contained narrative appraisal report,
                           acceptable to the Bank in its sole discretion, addressed to the Bank and by an appraiser satisfactory to the Bank shall be provided at Borrower's expense prior to closing, dated within 90 days of closing, which appraisal shall indicate that the Property has a fair market value acceptable to the Bank in its sole discretion and supporting a loan to value of no greater than 70%.

14.  TITLE INSURANCE:      The Bank is to be provided with a commitment for a
                           mortgage's title insurance policy covering all
                           parcels of
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Mr. Jeffrey R. Nieder
July 30, 2003
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                           real estate collateral, in an amount acceptable to
                           the Bank and containing only those exceptions approved by the Bank.

15.  ENVIRONMENTAL         Bank shall order a Phase I environmental report on
     REPORT:               real estate offered as Collateral at Borrower's
                           expense prior to closing. Borrower may provide Bank an existing environmental study to be reviewed by a qualified environmental engineer chosen by Bank at Borrower's expense to determine acceptability. Any problems identified in the Environmental study must be corrected to Bank's satisfaction prior to Closing.

16.  LATE CHARGES:         A late charge equal to five percent (5%) of the
                           payment amount will be assessed for each payment not received at the principal office of the Bank within ten (10) days of the due date.

17.  GUARANTORS:           Any Material subsidiary of Centennial not included as
                           a Borrower.

18.  LEGAL ENTITY:         Borrower shall submit to the Bank a true and complete
                           certified copy of its incorporation documents and authorizing resolutions from all officers, if applicable.

19.  INSURANCE:            Borrower shall deliver, at Closing and from time to
                           time as Bank may request, if applicable, certificates evidencing flood insurance, hazard insurance naming the Bank in the standard loss payable clause, and liability insurance naming Bank as an additional insured, all of which shall be acceptable to the Bank.

20.  FINANCIAL             Borrower shall provide to Bank the following: 1)
     STATEMENTS:           Annual Audited Financial statements or 10K; 2)
                           Quarterly company prepared statements or 10Q; 3)
                           Monthly Borrowing Base Certificate. Additional financial information may be requested at Bank's discretion.

21.  COSTS:                Borrower agrees to pay appraisal fees, environmental
                           fees, recording/releasing fees, legal fees,
                           Commitment Fee, survey costs, premiums for flood (if
                           applicable), hazard, and title insurance, inspection
                           costs and any other loan Closing costs as determined
                           by Bank at or prior to
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Mr. Jeffrey R. Nieder
July 30, 2003
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                     Closing, or when involved, whether or not Loan closes. A
                     deposit for estimated fees may be required at Bank's discretion prior to certain costs being incurred.

22. ADDITIONAL       Borrower shall represent, warrant, covenant and agree to
    REQUIREMENTS:    the following requirements:

                     a) That at the time of Closing of the loan and of each disbursement thereof, the Borrower and Guarantors are solvent and free from bankruptcy, reorganization or arraignment proceedings or a general assignment for the benefit of creditors.

                     b) Should the Borrower fail to pay such taxes or assessments, or should the Borrower fail to maintain acceptable hazard and liability insurance coverage, the Bank shall have the right, but not the obligation to pay such charges and assessments directly and charge such payment to the Borrower's loan account.

                     c)  This Loan is non-assumable.

23. CONDITIONS       a)  Centennial shall raise a minimum of $7,000,000 in an
    PRECEDENT            Initial Public Offering substantially under the terms
    TO CLOSING:          described in the Draft Form SB-2 dated 5/12/2003
                         provided to the Bank.

                     b) The establishment of a satisfactory subordination agreement between the Bank, Centennial and James E. Lewis.

                     c) Negotiation of protective covenants satisfactory to Bank.

                     d)  Establishment of primary operating of Centennial
                         account at Bank.
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Mr. Jeffrey R. Nieder
July 30, 2003
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                    e)   Bank shall have been satisfied that there are no
                         Environmental liabilities with respect to the Borrower's facilities.

                    f) Bank shall review all significant agreements between Centennial Foods and Hoopeston Foods, Denver and receive financial information as the Bank shall reasonably request on Hoopeston Foods, Denver operation.

                    g) Bank shall have received (a) satisfactory opinions of Counsel to the borrower (which shall cover, among other things, authority, perfection, legality, validity, binding effect and enforceability of the Loan Documents) and such corporate resolutions, certificates and other documents as Bank shall reasonably require and (b) satisfactory Evidence that Bank holds a perfected, first priority lien in all collateral for the Loans, subject to no other liens Except for permitted liens to be determined.

                    h) There shall not have occurred a material adverse change the business, assets, operations, conditions (financial or otherwise) or prospects of the Borrower and its subsidiaries.

23. DOCUMENTATION:       All of the terms and conditions set forth in this
                         Commitment to lend shall be incorporated into the final
                         Loan documentation evidencing the loans contemplated by this Letter, together with such other terms, conditions and documents, that may be required by Bank
                         (collectively, the "Loan Documents"), which Loan
                         Documents shall include, but not be limited to, a Loan
                         Agreement entered into by Bank and Borrower (the "Loan
                         Agreement"). All Loan Documents shall be satisfactory to Bank and its counsel.

24. REPRESENTATIONS      Usual and customary for transactions of this type, made
    AND WARRANTIES:      at Closing and at each disbursement.

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Mr. Jeffrey Nieder
July 30, 2003
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25. OTHER:          This Letter is intended as an outline only and does not
                    purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the. Disputes will be subject to arbitration.

26. COMMITMENT      The agreement contained herein, where not inconsistent with
    SURVIVES        the Loan Documents, shall not be merged into the same and
    LOAN CLOSING:   shall survive the closing of the loan and shall remain
                    binding upon Borrower.

27. ORAL            Oral agreements or commitment to loan money, extend credit
    ARRANGEMENTS:   or to forbear from enforcing repayment of debt including
                    promises to renew such debt are not enforceable. To protect you (Borrower) and us (Bank/Creditor) from misunderstanding or disappointment, any agreement we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

If the above terms and conditions are agreeable to you, please indicate your acceptance and approval by signing a copy of this commitment letter and returning same and $20,000 ($25,000 net of $5,000 already remitted to Bank) representing the aggregate commitment fee due to the Bank at the signing of this Letter, prior to August 8, 2003. If a copy of the signed commitment along with a check for $25,000 is not received by August 6, 2003, this commitment will be considered null and void.

HEARTLAND BANK


By: /s/ TED KRALZER                  By: /s/ DAVID MINTON
    ---------------------------          --------------------------------------
    Ted Kralzer, Vice President          David Minton, Executive Vice President

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Mr. Jeffrey R. Nieder
July 30, 2003
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The above terms and conditions are hereby agreed upon this 8th day of August,
2003 by each of the following:


Centennial Specialty Foods Corporation


By: /s/ JEFFREY R. NIEDER
        President & COO